OPINION & CONSENT-SQUIRE SANDERS & DEMPSEY

                        Squire, Sanders & Dempsey L.L.P.
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                              Phone: (602) 528-4000
                            Facsimile: (602) 253-8129

                                February 22, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  LightPath Technologies, Inc.
          Registration Statement on Form S-3
          (Registration No. 333-______)

Ladies and Gentlemen:

     This firm is counsel for LightPath Technologies, Inc., a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation, as amended, and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of 25,000 shares of the Company's $.01 par value Class A Common Stock (the "Common
Stock"), issuable upon exercise of 25,000 outstanding options, which are the subject of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. We have also examined all such instruments, documents and records, and undertaken such further inquiry, as we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness and authority of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In giving our opinion hereinafter expressed, we have assumed further that the Company has properly reserved the number of authorized and unissued shares of Common Stock required to be issued upon the exercise of the outstanding options and that as of the date of such issuance the Company continues to exist. Our opinion is based solely on the General Corporation Law of the State of Delaware.

     Based upon the foregoing, it is our opinion that, upon receipt by the Company of the consideration provided for upon exercise of the options, the 25,000 shares of Common Stock, when issued in compliance with the Stock Option Agreement, will be validly issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Common Stock for offer and sale in such states.

                                        Respectfully submitted,

                                        /s/ SQUIRE, SANDERS & DEMPSEY L.L.P.